SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to ss. 240.14a-12

                               Granum Series Trust
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

         [ ] Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:

         2)  Form, Schedule or Registration Statement No.:

         3)  Filing Party:

         4)  Date Filed:

                                GRANUM VALUE FUND
                         a series of Granum Series Trust
                              126 East 56th Street
                               Twenty-Fifth Floor
                               New York, NY 10022

May 13, 2005

Dear Granum Value Fund Shareholder:

     On behalf of the Board of Trustees of Granum Series Trust (the "Trust"), we are inviting you to attend the upcoming special meeting (the "Meeting") of shareholders of Granum Value Fund (the "Fund"). The Meeting will be held on June 13, 2005, at 11:00 a.m. Eastern time, at the offices of the Trust, 126 East 56th Street, 25th Floor, New York, New York 10022. Enclosed is a proxy statement that describes the proposal that will be acted upon at the Meeting and solicits your vote in favor of this proposal.

     At the Meeting, shareholders of the Fund will be voting on a proposal to approve an amended and restated investment advisory agreement between the Trust, on behalf of the Fund, and Granum Capital Management, L.L.C., the Fund's investment adviser (the "Adviser"), to implement a change in the methodology used to calculate the monthly fee payable to the Adviser.

     The proposal is described in the attached Notice of Special Meeting and Proxy Statement. We recommend that you read these materials carefully.

     YOUR VOTE IS IMPORTANT!

     Please vote by completing, signing and returning the enclosed proxy card to us immediately. Or if you choose, you may vote by telephone or by the Internet. Your prompt response will help avoid the cost of additional mailings and telephone calls to solicit proxies. If you have any questions, please call your Customer Service Representative at 1-888-5-GRANUM (547-2686), Monday through Friday, from 9:00 a.m. to 5:00 p.m., Central time.

     If you attend the Meeting and wish to vote in person, you may revoke your proxy at that time.

     Thank you for your attention to this matter and for your continuing investment in the Fund.

/s/ Lewis M. Eisenberg             /s/  Walter F. Harrison, III

      Lewis M. Eisenberg          Walter F. Harrison, III
          Co-Chairman                   Co-Chairman

                                GRANUM VALUE FUND
                         a series of Granum Series Trust
                              126 East 56th Street
                               Twenty-Fifth Floor
                               New York, NY 10022
                            1-888-5-GRANUM (547-2686)

                               ----------------
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           To Be Held on June 13, 2005
                               ----------------

To Granum Value Fund Shareholders:

     Notice is hereby given that a special meeting (the "Meeting") of shareholders of Granum Value Fund (the "Fund"), a series of Granum Series Trust (the "Trust"), will be held at the offices of the Trust, 126 East 56th Street, 25th Floor, New York, New York 10022, on June 13, 2005, at 11:00 a.m., Eastern time, for the following purposes:

   1. To approve a proposed amended and restated investment advisory agreement between the Trust, on behalf of the Fund, and Granum Capital Management, L.L.C., the Fund's investment adviser (the "Adviser"), to implement a change in the methodology used to calculate the monthly fee payable to the Adviser; and

   2. To transact any other business that may properly come before the Meeting or any adjournment of the Meeting.

     The proposal is discussed in greater detail in the attached Proxy Statement. The Board of Trustees has fixed April 25, 2005 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and any adjournments.

                                     By Order of the Board of Trustees

                                     /s/ Jonas B. Siegel

                                     Jonas B. Siegel
                                     Secretary

May 13, 2005

     Your vote is important. Please return your proxy card promptly. Shareholders are invited to attend the Meeting in person. Any shareholder who does not expect to attend the Meeting is urged to complete, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-paid envelope. This is important to ensure a quorum at the Meeting. Shareholders also may submit their proxies by telephone or by the Internet as shown on their proxy cards. Proxies may be revoked at any time before they are exercised by submitting a written notice of revocation or a subsequently dated proxy card to the Fund or by attending the Meeting and voting in person.

                                GRANUM VALUE FUND
                         a series of Granum Series Trust
                              126 East 56th Street
                               Twenty-Fifth Floor
                               New York, NY 10022
                            1-888-5-GRANUM (547-2686)

                                ----------------
              PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
                          To Be Held on June 13, 2005
                                ----------------

     This Proxy Statement is being sent to you in connection with the solicitation of proxies by and on behalf of the Board of Trustees (the "Board") of Granum Series Trust (the "Trust") for use at the special meeting (the "Meeting") of shareholders of Granum Value Fund (the "Fund"), a series of the Trust, to be held on June 13, 2005, at 11:00 a.m., Eastern time, at the offices of the Trust, 126 East 56th Street, 25th Floor, New York, New York 10022, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders.

     At the Meeting, shareholders of the Fund will vote on a proposal to approve an amended and restated investment advisory agreement between the Trust, on behalf of the Fund, and Granum Capital Management, L.L.C., the Fund's investment adviser (the "Adviser"), to implement changes in the methodology used to calculate the monthly fee payable to the Adviser (the "Proposed Advisory Agreement").

     SOLICITING PROXIES. In addition to the solicitation of proxies by mail, officers of the Trust and officers and employees of the Adviser, or other representatives of the Trust, may solicit proxies by telephone or in person. The costs of proxy solicitation and the expenses incurred in connection with preparing and mailing this Proxy Statement and its enclosures will be paid by the Adviser. This Proxy Statement is first being mailed to shareholders on or about May 13, 2005.

     Approval of the proposal requires the vote of a majority of the outstanding voting securities of the Fund. Such a majority means the holders of
(i) 67% of the shares of a Fund represented at a meeting at which the holders of more than 50% of its outstanding shares are represented or (ii) more than 50% of the outstanding shares of the Fund, whichever is less.

     VOTING THE PROXY. If the enclosed proxy card is properly signed and returned in time for the Meeting, your shares will be voted in accordance with your instructions on all matters that may properly come before the Meeting. You may submit a proxy: (i) by mail, by marking, signing, dating, and returning the enclosed proxy card in the enclosed postage-paid envelope; (ii) by phone at the number shown on the proxy card; or (iii) by Internet as shown on the proxy card. If you do not otherwise specify, the proxy will be voted FOR the approval of the Proposed Advisory Agreement. You may revoke a proxy at any time prior to its exercise either by attending the Meeting and voting in person or by submitting a letter of revocation or a later-dated proxy to the Trust.

     QUORUM. Under the By-Laws of the Trust, a quorum at the Meeting is constituted by the presence, in person or by proxy, of the holders of 40% or more of the outstanding shares of the Trust entitled to vote. If a proxy card is properly signed, but returned unmarked, the shares represented by that proxy will be considered to be present at the Meeting for purposes of determining the existence of a quorum. Broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a matter with respect to which the brokers or nominees do not have discretionary power) will be treated in the same manner as abstentions. Abstentions and broker "non-votes" will be considered to be present at the Meeting for purposes of determining the existence of a quorum, but will have the effect of a vote AGAINST approval of the Proposed Advisory Agreement.

     In the event that a quorum is not present at the Meeting, or in the event that a quorum is present but sufficient votes to approve the Proposed Advisory Agreement are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any adjournment will require the affirmative vote of a majority of the shares present at the Meeting or represented by proxy. When voting on a proposed adjournment, the persons named as proxies will vote in favor of adjournment all shares that they are entitled to vote FOR the approval of the Proposed Advisory Agreement and will vote against adjournment all shares they are instructed to vote AGAINST the approval of the Proposed Advisory Agreement.


     RECORD DATE. The Board has fixed April 25, 2005 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof. As of such date, there were 4,151,692 shares of the Fund outstanding. Each share of the Fund (and fractional share) is entitled to one vote (or proportionate fraction thereof) on each matter as to which the holder of such share is entitled to vote. See "Security Ownership of Certain Beneficial Owners" and "Security Ownership of Management" for details of ownership of shares of the Fund by the officers and trustees of the Fund and other large shareholders' holdings.

     REPORTS TO SHAREHOLDERS. The Fund's most recent annual report to shareholders is available upon request, without charge, by writing the Trust, c/o U.S. Bancorp Fund Services, LLC at 615 East Michigan Street, 3rd Floor, Milwaukee, Wisconsin 53202, or by calling the Trust at 1-888-5-GRANUM (547-2686). An additional copy may be obtained without charge on the Trust's website at www.granumfunds.com.

                                  INTRODUCTION

     The Adviser serves currently as the investment adviser of the Fund pursuant to an investment advisory agreement, dated March 13, 1997, between the Trust, on behalf of the Fund, and the Adviser (the "Current Advisory Agreement"). The Current Advisory Agreement was first approved by the Board, including a majority of trustees who are not "interested persons," as defined by the Investment Company Act of 1940, as amended (the "1940 Act"), of the Trust or the Adviser (the "Independent Trustees"), at a meeting held on March 13, 1997, and was approved on March 13, 1997, by the sole shareholder of the Trust as of such date.

     At a meeting of the Board on March 14, 2005, the Board approved the Proposed Advisory Agreement. This action was taken in response to a letter from the staff of the Securities and Exchange Commission (the "SEC") instructing the Trust and the Adviser to modify the way in which the advisory fee payable under the Current Advisory Agreement is computed. In this regard, the SEC staff advised the Trust and the Adviser that, in its view, the methodology for computing the fee payable by the Fund under the Current Advisory Agreement does not fully comply with applicable rules governing investment company advisory fees. Except for the proposed modification to the methodology used for computing the advisory fee, which is explained fully below under "The Proposed Advisory Agreement," the Proposed Advisory Agreement is the same as the Current Advisory Agreement in all material respects. To become effective, the Proposed Advisory Agreement must be approved by the Fund's shareholders. A copy of the Proposed Advisory Agreement is attached to this proxy statement as Exhibit A.

                         THE CURRENT ADVISORY AGREEMENT

     Pursuant to the Current Advisory Agreement, the Fund pays the Adviser monthly compensation at the annual rate of 1.25% of the Fund's average daily net assets during the month (the "Basic Fee"), which rate is adjusted monthly, as described below (the "Monthly Performance Adjustment"), depending on the investment performance of the Fund relative to the investment performance of the Standard & Poor's Composite Index of 500 Stocks (the "S&P 500 Index"). The Basic Fee as so adjusted is the "Total Advisory Fee."

     The Total Advisory Fee for each month is determined by: (i) adding (a) 1/12th of the Basic Fee plus (b) 1/12th of the Monthly Performance Adjustment (as specified below); and (ii) multiplying the result thereof by the net assets of the Fund. The Monthly Performance Adjustment for each month is a percentage rate determined by: (i) subtracting from the cumulative percentage performance of the Fund (net of all expenses, including the fees payable pursuant to the Current Advisory Agreement) over the 12 calendar months preceding, the percentage change in the S&P 500 Index over the same period (including the value of dividends paid during the measurement period on stocks included in the S&P 500 Index) (the "Performance Differential"); and (ii) multiplying the result by 0.15; provided, however, that the maximum Monthly Performance Adjustment cannot exceed +.75% or -.75%.

     The Current Advisory Agreement requires the Adviser to use its best efforts in the supervision and management of the investment activities of the Fund and in providing services under the agreement, but in the absence of willful misfeasance, bad faith, negligence or reckless disregard of its obligations under the Current Advisory Agreement, the Adviser is not liable for any error of judgment, for any mistake of law or for any act or omission.

     The Adviser manages the Fund's investments in accordance with the stated policies of the Fund, subject to the general supervision of the Board. It is responsible under the Current Advisory Agreement for making all investment decisions for the Fund and for placing orders for the purchase and sale of investments for the Fund's portfolio. The Adviser is also required to provide such additional administrative services as the Trust or the Fund may require beyond those furnished by the administrator and to furnish, at its own expense, such office space, facilities, equipment, clerical help, and other personnel and services as may reasonably be necessary in connection with the operations of the Trust and the Fund. In addition, the Adviser pays the salaries of officers of the Trust and any fees and expenses of trustees of the Trust who are also officers, directors or employees of the Adviser or who are officers or employees of any company affiliated with the Adviser and bears the cost of telephone service, heat, light, power and other utilities associated with the services it provides.

     The Current Advisory Agreement is terminable without penalty, on 60 days' notice, by the Board or by vote of the holders of a majority (as defined by the 1940 Act) of the outstanding voting securities of the Fund, or, on 60 days' notice, by the Adviser. It had an initial term of two years (which term expired on February 28, 1999) and provides that it may be continued in effect from year to year thereafter by action of (i) the Board or (ii) the vote of a majority (as defined by the 1940 Act) of the outstanding voting securities of the Fund, provided that in either event the continuance must also be approved by a majority of the Independent Trustees, by a vote cast in person at a meeting called for the purpose of voting on such approval. The Current Advisory Agreement provides that it will terminate automatically in the event of its "assignment" (as defined by the 1940 Act and the rules thereunder). The continuance of the Current Advisory Agreement was most recently approved by the Board, including all of the Independent Trustees, at a meeting held in person on December 13, 2004.

THE BOARD'S CONSIDERATION OF THE CURRENT ADVISORY AGREEMENT

     At the Board's December 13, 2004 quarterly meeting, at which the Board approved the continuation of the Current Advisory Agreement, the Board, including the Independent Trustees, considered a number of factors, including:

     (1) the nature, extent and quality of the services to be provided by the Adviser;

     (2)  the investment performance of the Fund;

     (3) the costs of the services to be provided and profits to be realized by the Adviser and its affiliates from their relationships with the Fund; and

     (4) the extent to which economies of scale could be realized as the Fund grows.

     With respect to the nature, extent and quality of the services to be provided by the Adviser, the Board considered the Adviser's overall level of operational, investment and compliance-related resources devoted to the Fund. The Board focused on the investment performance of the Fund. The Board accorded particular weight to the fact that the Fund's average annual returns for the one-, three-, five-year and since inception periods ended October 31, 2004 were higher than those of its benchmark index, the S&P 500 Index, for the same periods. The Board also considered the Fund's performance compared to other funds in the "Multi-Cap Value" Category (the "Peer Group"). The Board took into account that, although the Fund had underperformed the Peer Group for the one- and three-year periods ended October 31, 2004, the Fund had outperformed the Peer Group for the longer-term five-year period.

     With respect to the costs of the services to be provided, the Board considered the amount of fees paid to the Adviser under the Current Advisory Agreement and, in doing so, referred to various charts comparing expense ratios of the Fund and the advisory fees paid by the Fund, with the fees and expenses of the Peer Group. It was noted that the Fund's advisory fees and total expenses were higher than the median of the Peer Group, but that this was to be expected with a fund of this size. The Board also recognized that the Monthly Performance Adjustment had the effect of increasing the advisory fee because the Fund had outperformed the benchmark index. The Board took into account that had the Fund experienced lesser performance, its fees would have been comparatively lower. The Board also took into account that the Adviser employs certain "alternative" type investment strategies (such as transactions in options, short sales of exchange-traded funds and other investment techniques) that typically command advisory fees that are higher than the advisory fees of traditional mutual funds. Additionally, the Board compared the advisory fees of the Fund to advisory fees paid by other funds (unregistered) managed by an affiliate of the Adviser. The Board considered that, although the other funds pay a fixed asset-based fee (1.00%) that is less than the 2.00% maximum asset-based fee that could be paid under the Current Advisory Agreement, these other funds or their investors pay an incentive fee, or are subject to an incentive allocation, of up to 20% of the net profits that are received by the Adviser.

     In addition, the Board considered whether the Fund could realize benefits from any economies of scale. In this regard, the Board noted that although the Fund's assets had increased by more than 15% during the last fiscal year, the Fund's assets remained relatively low. The Board also examined the Adviser's balance sheet, as well as the Adviser's profitability in managing the Fund. The Board determined that, absent a significant increase in Fund asset levels, the Fund was not in a position to reap economies of scale benefits in the coming years.

     At the time of the Board's meeting on December 13, 2004, the Trust and the Adviser were seeking clarification and resolution of the issues raised by the SEC staff regarding the methodology used to compute the advisory fee. For this reason, and because of the fee waiver that has been in effect since September 1, 2004 (which assures that advisory fees paid by the Fund do not exceed amounts permitted under applicable SEC rules) (see "The Proposed Advisory Agreement" below), the Board determined to defer taking action to amend the Current Advisory Agreement at its December 2004 meeting.

     Based on all of the foregoing, the Board expressed satisfaction with the nature, extent and quality of services being provided by the Adviser and determined that the fees paid to the Adviser under the Current Advisory Agreement were fair and reasonable.

                         THE PROPOSED ADVISORY AGREEMENT

     Except with respect to the methodology for computing the Monthly Performance Adjustment, the terms of the Proposed Advisory Agreement are the same as the terms of the Current Advisory Agreement in all material respects. Under the Proposed Advisory Agreement, the amount of the advisory fee for each calendar month is determined by adding: (i) 1/12th of the Basic Fee multiplied by the average daily net assets of the Fund during that month; plus (ii) 1/12th of the Monthly Performance Adjustment multiplied by the average daily net assets of the Fund during the 12 month period ending on the last day of the current calendar month. The Monthly Performance Adjustment used in computing the Total Advisory Fee for each month is a percentage rate determined by: (i) subtracting from the cumulative percentage performance of the Fund (net of all expenses, including the fees payable pursuant to the Current Advisory Agreement) during the 12 month period ending on the last day of such month, the percentage change in the S&P 500 Index over the same period (including the value of dividends paid during the measurement period on stocks included in the S&P 500 Index); and (ii) multiplying the result by 0.15; provided, however, that the maximum Monthly Performance Adjustment cannot exceed +.75% or -.75%.

     The difference between the methodology to be used under the Proposed Advisory Agreement and that used under the Current Advisory Agreement is that:

   (1) under the Current Advisory Agreement, both the Basic Fee and the Monthly Performance Adjustment are applied to the current month's average net assets in computing the amount of the fee payable by the Fund for the current month, whereas under the Proposed Advisory Agreement, the Monthly Performance Adjustment will be applied to the Fund's average assets during the rolling 12 month period (ending with the current month); and

   (2) under the Current Advisory Agreement, the Performance Differential for each month is measured over the preceding 12 month period (e.g., for June 2005, the differential is measured from June 2004 through May
       2005), whereas under the Proposed Advisory Agreement, the differential is measured over a rolling 12 month period (e.g., for June 2005, the differential is measured from July 2004 through and including June
       2005).

     In addition, under the Current Advisory Agreement, both the Basic Fee and the Monthly Performance Adjustment are applied prospectively to the Fund's assets during the month (actually beginning the third business day) following the 12 month period used in determining the Monthly Performance Adjustment. Under the Proposed Advisory Agreement, they will each be applied to the Fund's assets during the last month of the 12 month period used in determining the Monthly Performance Adjustment.

     To become effective, the Proposed Advisory Agreement must be approved by shareholders of the Fund. If so approved, it will become effective at the beginning of the first calendar month following such approval. The Proposed Advisory Agreement will remain in effect for an initial term expiring two years after the date of its execution.

     It should be noted that commencing with the advisory fee paid by the Fund for September 2004, the Adviser has agreed to limit the monthly fee payable by the Fund to the lowest amount resulting from the application of the following three methods (the "Limit"):

   (1) the method set forth in the Current Advisory Agreement;

   (2) the method set forth in the Proposed Advisory Agreement; and

   (3) the sum of: (i) 1/12th of the Basic Fee multiplied by the average daily net assets of the Fund during the 12 month period ending on the last day of the current calendar month; plus (ii) 1/12th of the Monthly Performance Adjustment multiplied by the average daily net assets of the Fund during the 12 month period ending on the last day of the current calendar month (the "Alternative Method").

     The Alternative Method is one of two available methods described in applicable SEC rules. The other permissible method under those rules is the one that is used in the Proposed Advisory Agreement. The SEC staff instructed the Trust and the Adviser to amend the Current Advisory Agreement to use one of the two available methods described in applicable SEC rules (i.e., either the methodology set forth in the Proposed Advisory Agreement or the Alternative Method). The Adviser and the Board determined to use the methodology set forth in the Proposed Advisory Agreement because it is the available methodology most similar to that contained in the Current Advisory Agreement. The Adviser has agreed to keep the Limit in effect until the Proposed Advisory Agreement becomes effective (assuming it is approved by shareholders).

     It should be noted that each of the three possible methods described above are different, and no one method necessarily results in lower or higher advisory fees than any other method.

     The table below shows: (i) the aggregate amount of the Adviser's fee during the fiscal year ended October 31, 2004; (ii) the amount that the Adviser would have received had the Proposed Advisory Agreement been in effect; and
(iii) the difference between those fees.

                                        (2)
                              Aggregate Adviser's Fee
           (1)               Calculated under Proposed            (3)
 Aggregate Adviser's Fee         Advisory Agreement        Difference Between
  for Fiscal Year Ended        for Fiscal Year Ended        Fees in Column 1
     October 31, 2004             October 31, 2004           and Column 2+
-------------------------   ---------------------------   -------------------
   $1,153,217*                   $1,133,622                   $19,595
   $1,139,216**                  $1,133,622***                $ 5,594

------------

     * Without taking into account fee waivers (i.e., the effects of the Limit).

     **   After taking into account the effects of the Limit.

     *** Without taking into account any fee waivers, because the Limit would not be applicable upon implementation of the Proposed Advisory Agreement.

     + Expressed as a percentage, the difference between the fees paid under Column 1 and Column 2 is 1.70% (without taking into account the effects of the Limit) and 0.49% (after taking into account the effects of the Limit).

THE BOARD'S CONSIDERATION OF THE PROPOSED ADVISORY AGREEMENT

     In deciding to approve the Proposed Advisory Agreement, the Board considered various factors, including the following:

   (1) The letter from the SEC staff instructing the Trust and the Adviser to modify the way in which the advisory fee payable under the Current Advisory Agreement is computed. In this regard, the Board determined that the methodology set forth in the Proposed Advisory Agreement is responsive to the staff's position and conforms with applicable rules governing investment company advisory fees.

   (2) The Board's deliberations and determinations made at its meeting on December 13, 2004, at which it approved the continuation of the Current Advisory Agreement (as described above under "The Board's Consideration of the Current Advisory Agreement") and, in particular, the Board's satisfaction with the nature, extent and quality of services being provided by the Adviser under the Current Advisory Agreement, as well as its determination that the fees paid to the Adviser under the Current Advisory Agreement were fair and reasonable.

   (3) There was no anticipated change in the nature, extent and quality of advisory services to be provided under the Proposed Advisory Agreement.

   (4) An analysis comparing the advisory fees that were paid by the Fund under the Current Advisory Agreement with those that would have been paid had the Proposed Advisory Agreement been in effect, and showing the amount of this difference relative to the Fund's net assets. The analysis showed that on no day since the Fund's inception (May 1, 1997), were there material differences in the fees resulting from the differing methodologies of the two agreements (i.e., the difference was less than one half of 1% of the Fund's net asset value per share and amounted to less than one half of one cent per share).

   (5) With respect to the Monthly Performance Adjustment, the Board determined that (i) the use of the S&P 500 Index is an appropriate index for the performance comparison, (ii) the periods used for averaging assets and computing investment performance correspond, and (iii) the length of the period over which performance is computed (i.e., a 12 month period), as compared to a shorter period (e.g., quarter-based performance), should help minimize the possibility that payments to the Adviser will be based on short-term fluctuations.

     Based upon the considerations set forth above, the Board determined that the Proposed Advisory Agreement is in the best interests of the Fund and its shareholders, and that the fees to be paid thereunder are fair and reasonable. Accordingly, after consideration of the above factors, and such other information it deemed relevant, the Board, including all of the Independent Trustees, by vote cast in person, unanimously approved the Proposed

Advisory Agreement at its meeting on March 14, 2005 and unanimously voted to recommend its approval by the Fund's shareholders.

     If shareholders of the Fund do not approve the Proposed Advisory Agreement, the Board will consider what alternative actions the Fund should take consistent with the best interests of the Fund and its shareholders.

     THE BOARD, INCLUDING ALL OF THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE PROPOSED ADVISORY AGREEMENT.


                        INVESTMENT ADVISER INFORMATION

     The Adviser will continue to act as the investment adviser under the Proposed Advisory Agreement. The Adviser is controlled by its managing members, Lewis M. Eisenberg and Walter F. Harrison, III. As of April 25, 2005, Lewis M. Eisenberg and Walter F. Harrison, III each owned 50% of the outstanding interests of the Adviser. The chart below lists the name, address and principal occupation of the Adviser's principal executive officers and directors, as well as any employee of the Adviser who is also an officer or trustee of the Trust.

Name                                        Address                 Principal Occupation     Position at the Trust
-------------------------------------------------------------------------------------------------------------------
Lewis M. Eisenberg .......... 126 East 56th Street, 25th Floor   Managing Member of the     Co-Chairman of the
                              New York, New York 10022           Adviser and of Granum      Board and Trustee
                                                                 Securities, L.L.C.
                                                                 ("Granum Securities")

Walter F. Harrison, III ..... 126 East 56th Street, 25th Floor   Managing Member of         Co-Chairman of the
                              New York, New York 10022           the Adviser and of         Board and Trustee
                                                                 Granum Securities

Jonas B. Siegel ............. 126 East 56th Street, 25th Floor   Managing Director,         Vice President,
                              New York, New York 10022           Chief Compliance Officer   Treasurer, Chief
                                                                 and Chief Administrative   Financial Officer,
                                                                 Officer of the Adviser;    Secretary and Chief
                                                                 President of Granum        Compliance Officer
                                                                 Securities

Laurence Zuriff ............. 126 East 56th Street, 25th Floor   Managing Director of       Portfolio Manager
                              New York, New York 10022           the Adviser

INDEPENDENT TRUSTEE INTEREST IN AFFILIATES OF THE FUND

     Neither the Independent Trustees, nor members of their immediate families, own securities beneficially or of record in the Adviser, Mercer Allied Company, L.P. ("Mercer Allied") and Granum Securities (together with Mercer Allied, the "Distributors"), or any affiliate of the Adviser or Distributors. Accordingly, neither the Independent Trustees, nor members of their immediate families, have direct or indirect interest, the value of which exceeds $60,000, in the Adviser, the Distributors or any of their affiliates. Furthermore, during the two most recently completed calendar years, neither the Independent Trustees, nor members of their immediate families, have conducted any transactions (or series of transactions) in which the amount involved exceeds $60,000 and to which the Adviser, the Distributors or any affiliate of the Adviser or Distributors were a party.

                               GENERAL INFORMATION

THE ADVISER, ADMINISTRATOR AND DISTRIBUTORS

     The Adviser is a Delaware limited liability company with offices at 126 East 56th Street, 25th Floor, New York, New York 10022. U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, 3rd Floor, Milwaukee, Wisconsin 53202 (the "Administrator") provides various administrative and accounting services necessary for the operations of the Trust and the Fund.

     Shares of the Fund are distributed on a continuous basis at their current net asset value per share by Mercer Allied, 321 Broadway, P.O. Box 860, Saratoga Springs, NY 12866-0860, and Granum Securities, an affiliate of the Adviser, and by selected securities dealers. Granum Securities' address is 126 East 56th Street, 25th Floor, New York, New York 10022.

     During the fiscal year ended October 31, 2004, the Fund paid aggregate fees of $64,610.43 to Granum Securities, an affiliate of the Adviser, pursuant to the Fund's distribution plan adopted in accordance with Rule 12b-1 under the 1940 Act. Granum Securities is expected to continue to perform distribution services for the Fund upon implementation of the Proposed Advisory Agreement.

     Mercer Allied is an affiliate of Goldman, Sachs & Co. ("Goldman, Sachs") and a wholly-owned subsidiary of The Goldman Sachs Group, Inc. During the fiscal year ended October 31, 2004, the Fund paid aggregate brokerage commissions in an amount of $2,079 to Goldman, Sachs. The percentage of the Fund's aggregate brokerage commissions paid to Goldman, Sachs was 10.83%.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     There were no persons who owned of record or were known by the Fund to own beneficially (with sole or shared voting or investment power) more than 5% of the shares of the Fund as of April 25, 2005.

SECURITY OWNERSHIP OF MANAGEMENT

     Executive officers and trustees of the Trust who beneficially owned shares of the Fund as of April 25, 2005 are listed below along with the number of shares and corresponding percentage of ownership of each such executive officer or trustee.

Name and Address(1)                                                                           Percentage of
of Beneficial Owner                                                 Number of Shares     Outstanding Shares
-------------------------------------------------------------------------------------------------------------------
Lewis M. Eisenberg, Co-Chairman of the Board of Trustees ..............  45,294                 1.09%
Walter F. Harrison, III, Co-Chairman of the Board of Trustees .........  26,606                    *
Jonas B. Siegel, Vice President, Treasurer, Chief Financial Officer,
 Secretary and Chief Compliance Officer ...............................   8,023                    *
Edwin M. Cooperman, Independent Trustee ...............................   4,829                    *
Harry P. Kamen, Independent Trustee ...................................   1,540                    *
Paul McDonald, Independent Trustee ....................................     317                    *
Thaddeus Seymour, Independent Trustee .................................     212                    *
TOTAL .................................................................  86,821                 2.10%

------------

(1) The mailing address of all of the trustees and executive officers of the Trust is 126 East 56th Street, 25th Floor, New York, New York 10022.

*   Does not exceed 1% of the outstanding shares of the Fund.

OTHER MATTERS TO COME BEFORE THE MEETING

     The trustees do not intend to present any other business at the Meeting, nor are they aware that any shareholder intends to do so. If any other matters are properly brought before the Meeting, the persons named as proxies on the enclosed proxy card will vote all shares they are entitled to vote on such matters in accordance with their own best judgment.

DEADLINE FOR SHAREHOLDER PROPOSALS

     The Trust does not hold annual meetings of shareholders. Any shareholder desiring to present a proposal for inclusion in the proxy statement for the next special meeting of shareholders should submit the proposal to the Trust within a reasonable time before the proxy statement for that meeting is mailed. Whether a proposal submitted will be included in the proxy statement will be determined in accordance with applicable federal and state laws.


                                     By order of the Board of Trustees

                                     /s/  Jonas B. Siegel, Secretary

May 13, 2005                         Jonas B. Siegel, Secretary

                                                                      Exhibit A

          PROPOSED AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

     AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT made the 14th day of March, 2005, and effective as of _________ , 2005, by and between Granum Series Trust, a Delaware business trust (the "Trust"), and Granum Capital Management, L.L.C., a Delaware limited liability corporation (the "Adviser"):

     WHEREAS, the Trust engages in business as an open-end, non-diversified management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act"), and engages in the business of acting as an investment adviser; and

     WHEREAS, the Trust and the Adviser entered into an Investment Advisory Agreement pursuant to which the Adviser rendered investment advisory services for the sole portfolio of the Trust, Granum Value Fund (the "Fund"), and provides certain other services to the Trust in the manner and on the terms and conditions set forth in the Investment Advisory Agreement; and

     WHEREAS, the Investment Advisory Agreement was approved by the shareholders of the Trust and became effective on March 13, 1997; and

     WHEREAS, the Trust and the Adviser desire to enter into an Amended and Restated Investment Advisory Agreement (the "Agreement") on the terms and conditions hereinafter set forth:

     NOW, THEREFORE, this Agreement

                                 WITNESSETH:

that in consideration of the premises and the mutual covenants hereinafter contained, the Trust and the Adviser agree as follows:

   1. The Trust hereby retains the Adviser to act as investment adviser to the Fund and, subject to the supervision of the Board of Trustees of the Trust, to manage the investment activities of the Fund and to provide certain other services to the Trust as hereinafter set forth. Without limiting the generality of the foregoing, the Adviser shall: obtain and evaluate such information and advice relating to the economy, securities markets, and securities as it deems necessary or useful to discharge its duties hereunder; continuously manage the assets of the Fund in a manner consistent with the investment objectives, policies and restrictions of the Fund and applicable laws and regulations; determine the securities to be purchased, sold or otherwise disposed of by the Fund and the timing of such purchases, sales and dispositions; and take such further action, including the placing of purchase and sale orders and the voting of securities on behalf of the Fund, as the Adviser shall deem necessary or appropriate. The Adviser shall furnish to or place at the disposal of the Trust such of the information, evaluations, analyses and opinions formulated or obtained by the Adviser in the discharge of its duties as the Trust may, from time to time, reasonably request.

   2. The Adviser shall assist in the selection of and the negotiation of agreements with, and monitor the quality of services provided by, the Trust's administrator, custodian, transfer agent, and other organizations which may provide services to the Trust (but the Trust shall pay the fees and expenses of the administrator, custodian and transfer agent and such other organizations and the Adviser shall not be responsible for the acts or omissions of such service providers). The Adviser shall also provide such additional management and administrative services as may be required in connection with the business affairs and operations of the Trust beyond those furnished by the Trust's administrator.

   3. The Adviser shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as may be necessary to render the services required to be provided by the Adviser or furnished to the Trust under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Adviser shall be deemed to include persons employed or otherwise retained by the Adviser to furnish statistical and other factual data, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Adviser may desire.

   4. The Trust will, from time to time, furnish or otherwise make available to the Adviser such financial reports, proxy statements, policies and procedures and other information relating to the business and affairs of the Fund and the Trust as the Adviser may reasonably require in order to discharge its duties and obligations hereunder.

   5. The Adviser shall bear the cost of rendering the services to be performed by it under this Agreement, and shall provide the Trust with such office space, facilities, equipment, clerical help, and other personnel and services as the Trust shall reasonably require in the conduct of its business. The Adviser shall also bear the cost of telephone service, heat, light, power and other utilities provided to the Trust. The salaries of officers of the Trust, and the fees and expenses of Trustees of the Trust, who are also directors, officers or employees of the Adviser, or who are officers or employees of any company affiliated with the Adviser, shall be paid and borne by the Adviser or such affiliated company.

   6. The Trust assumes and shall pay or cause to be paid all expenses of the Trust not expressly assumed by the Adviser under this Agreement, including without limitation: any payments pursuant to any plan of distribution adopted by the Trust; the fees, charges and expenses of any registrar, custodian, accounting agent, administrator, stock transfer and dividend disbursing agent; brokerage commissions; taxes; registration costs of the Trust and its shares under federal and state securities laws; the costs and expenses of engraving and printing stock certificates; the costs and expenses of preparing, printing, including typesetting, and distributing prospectuses and statements of additional information of the Trust and the Fund and supplements thereto to the Trust's shareholders; all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing proxy statements and reports to shareholders; fees and travel expenses of Trustees and members of any advisory board or committee who are not also officers, directors or employees of the Adviser or who are not officers or employees of any company affiliated with the Adviser; all expenses incident to any dividend, withdrawal or redemption options; charges and expenses of any outside service used for pricing of the Fund's shares; fees and expenses of legal counsel to the Trust and its Trustees; fees and expenses of the Trust's independent accountants; membership dues of industry associations; interest payable on borrowings; postage; insurance premiums on property or personnel (including officers and Trustees) of the Trust which inure to its benefit; and extraordinary expenses (including but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto).

   7. As full compensation for the services and facilities furnished to the Fund and the Trust and the expenses assumed by the Adviser under this Agreement, the Trust shall pay to the Adviser a fee, as calculated in accordance with Schedule A hereto. This fee shall be paid monthly, in arrears, promptly after the end of the month. Subject to the provisions of paragraph 8 hereof, payment of the Adviser's compensation for the preceding month shall be made as promptly as possible after completion of the necessary computations.

   8. In the event the operating expenses of the Fund including amounts payable to the Adviser pursuant to paragraph 7 hereof, for any fiscal year ending on a date on which this Agreement is in effect, exceed any expense limitation applicable to the Fund under any state securities laws or regulations (as such limitations may be raised or lowered or waived upon application of the Trust or the Adviser from time to time) and which are not pre-empted by federal law, the Adviser shall reduce its fee to the extent of such excess and, if required pursuant to any such laws or regulations, will reimburse the Trust for annual operating expenses of the Fund in excess of such expense limitation; provided, however, that there shall be excluded from expenses the amount of any interest, taxes, brokerage commissions, distribution fees and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification relating thereto) paid or payable by the Fund to the extent permissible under applicable laws and regulations. The amount of any such reduction in fee or reimbursement of expenses shall be calculated and accrued daily and settled on a monthly basis, based upon the expense limitation applicable to the Fund as at the end of the last business day of the month. Should two or more such expense limitations be applicable as at the end of the last business day of the month, that expense limitation which results in the largest reduction in the Adviser's fee shall be applicable.

         For purposes of this provision, should any applicable expense limitation be based upon the gross income of the Fund, such gross income shall include, but not be limited to, interest on debt securities held by the Fund accrued to and including the last day of the Fund's fiscal year, and dividends declared on equity securities held by the Fund, the record dates for which fall on or prior to the last day of such fiscal year, but shall not include gains from the sale of securities.

   9. The Adviser will use its best efforts in the supervision and management of the investment activities of the Trust and in providing services hereunder, but in the absence of willful misfeasance, bad faith, negligence or reckless disregard of its obligations hereunder, the Adviser shall not be liable to the Trust or the Fund for any error of judgment, for any mistake of law or for any act or omission by the Adviser.

   10. Nothing contained in this Agreement shall prevent the Adviser or any affiliated person of the Adviser from acting as investment adviser or manager for any other person, firm or corporation and shall not in any way bind or restrict the Adviser or any such affiliated person from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom they may be acting. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Adviser to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business whether of a similar or dissimilar nature.

   11. The Trust acknowledges and agrees, in accordance with the provisions of
       Article VIII, Section 9 of the Trust's Declaration of Trust dated December 19, 1996 (the "Declaration of Trust"), that the name "Granum" and the Granum logo and all rights to the use of such name or logo as part of the name of the Trust and the Fund belong to Granite Capital International Group L.P.

   12. This Agreement shall remain in effect for an initial term expiring two years after the date of execution of this Agreement, and shall continue in effect from year to year thereafter provided such continuance is approved at least annually by the vote of a majority of the outstanding voting securities of the Fund, as defined by the 1940 Act and the rules thereunder, or by the Board of Trustees of the Trust; provided that in either event such continuance is also approved by a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party (the "Independent Trustees"), by vote cast in person at a meeting called for the purpose of voting on such approval; and provided, however, that (a) the Trust may at any time, without payment of any penalty, terminate this Agreement upon sixty days' written notice to the Adviser, either by majority vote of the Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Trust (as defined in the 1940 Act and the rules thereunder); (b) this Agreement shall immediately terminate in the event of its assignment (to the extent required by the 1940 Act and the rules thereunder) unless such automatic termination shall be prevented by an exemptive order of the Securities and Exchange Commission; and (c) the Adviser may terminate this Agreement without payment of penalty on sixty days' written notice to the Trust.

   13. Any notice under this Agreement shall be given in writing and shall be deemed to have been duly given when delivered by hand or facsimile or five days after mailed by certified mail, post-paid, by return receipt requested to the other party at the principal office of such party.

   14. This Agreement may be amended only by the written agreement of the parties. Any amendment shall be required to be approved by the Trustees of the Trust and by a majority of the Independent Trustees in accordance with the provisions of Section 15(c) of the 1940 Act and the rules thereunder. Any amendment shall also be required to be approved by a vote of shareholders of the Trust as, and to the extent, required by the 1940 Act and the rules thereunder, except that an amendment may be effected without the vote of shareholders: to reduce the fees payable hereunder; to supply any omission; to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof; or if necessary, to conform this Agreement to the requirements of applicable laws or regulations, but neither the Trust nor the Adviser shall be liable for failing to do so. This Agreement may be amended to make it applicable to any investment portfolio of the Trust which is hereafter formed and such amendment need not be approved by the vote of the holders of shares of the Fund or of any other portfolio.

   15. This Agreement shall be construed in accordance with the laws of the state of New York and the applicable provisions of the 1940 Act. To the extent the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

   16. The Trust represents that this Agreement has been duly approved by the Trustees, including a majority of the Independent Trustees, and shareholders of the Trust in accordance with the requirements of the 1940 Act and the rules thereunder.

   17. The Declaration of Trust states and notice is hereby given that this Agreement is not executed on behalf of the Trustees of the Trust as individuals, and the obligations of the Trust under this Agreement are not binding upon any of the Trustees, officers or shareholders of the Trust individually, but are binding only upon the assets and property of the Trust.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.


                                     GRANUM SERIES TRUST

                                     By:
                                        -------------------------------------

Attest:                                 Lewis M. Eisenberg


-------------------------------------
Jonas B. Siegel


                                     GRANUM CAPITAL MANAGEMENT, L.L.C.


                                     By:
                                        -------------------------------------

Attest:                                 Lewis M. Eisenberg



-------------------------------------
Jonas B. Siegel

                                  SCHEDULE A

     In consideration of the services provided by the Adviser, the Trust shall pay to the Adviser compensation computed daily at the annual rate of 1.25% of the Fund's net assets (the "Basic Fee"), which rate shall be adjusted monthly, as described below (the "Monthly Performance Adjustment"), depending on the investment performance of the Fund relative to the investment performance of the S&P 500 Index. (The Basic Fee as so adjusted is the "Total Advisory Fee.") The Total Advisory Fee shall be paid monthly.

     The Total Advisory Fee applicable each calendar month shall be determined by adding: (1) 1/12th of the Basic Fee multiplied by the average daily net assets of the Fund during such month; plus (2) 1/12th of the Monthly Performance Adjustment (as specified below) multiplied by the average daily net assets of the Fund during the 12 month period ending on the last day of such month. The Monthly Performance Adjustment used in computing the Total Advisory Fee each month shall be a percentage rate determined by: (a) subtracting from the cumulative percentage performance of the Fund (net of all expenses, including the fees payable pursuant to this Agreement) during the 12 month period ending on the last day of such month, the percentage change in the S&P 500 Index over the same period (including the value of dividends paid during the measurement period on stocks included in the Index); and (b) multiplying the result by 0.15; provided, however, that the maximum Monthly Performance Adjustment shall not exceed +.75% or -.75%.

                                     A-A-1

     GRANUM VALUE FUND
  a series of Granum Series Trust

     c/o  PROXY TABULATOR
          P.O. BOX 9132
          HINGHAM, MA 02043-9132




                                 3 EASY WAYS TO VOTE YOUR PROXY

                                 1. Automated Touch Tone Voting: Call toll-free
                                    1-800-690-6903 and follow the recorded
                                    instructions.

                                 2. On the Internet at www.proxyweb.com and
                                    follow the simple on-line instructions.

                                 3. Return this proxy card using the enclosed
                                    postage-paid envelope.
999  999  999  999 99
                                 If you vote by telephone or via the Internet, do not mail your proxy card.

                                 PROXY SOLICITED ON BEHALF OF THE BOARD OF
                                 TRUSTEES FOR SPECIAL MEETING OF SHAREHOLDERS ON JUNE 13, 2005

  GRANUM VALUE FUND

  The undersigned hereby appoints Lewis M. Eisenberg and Walter F. Harrison, III, jointly and severally, as proxies, with full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Granum Value Fund (the "Fund"), a series of Granum Series Trust (the "Trust"), held of record by the undersigned on April 25, 2005 at the Special Meeting of Shareholders of the Fund to be held on June 13, 2005 and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present at such meeting, and hereby revokes any proxies that may previously have been given by the undersigned with respect to the shares covered hereby.

  If this proxy is properly executed and received by the Secretary of the Fund prior to the meeting, the shares represented hereby will be voted in the manner directed on the reverse of this card. If not otherwise specified, this proxy will be voted FOR Proposal 1.


                                               Date __________________


                     Please date and sign below exactly as name appears on this proxy. Executors, administrators, trustees, etc. should give full title. If shares are held jointly, each holder should sign.
                    ---------------------------------------------------------



                    ---------------------------------------------------------
                    Signature(s) and Title(s), if applicable (Sign in the Box)


                        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

  Please fill in box(es) as shown using black or blue ink or number 2 pencil.[X] PLEASE DO NOT USE FINE POINT PENS.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE PROPOSAL.

  1. To approve an amended and restated investment         FOR  AGAINST  ABSTAIN
     advisory agreement between the Trust, on behalf of
     the Fund, and Granum Capital Management, L.L.C.,      [ ]    [ ]      [ ]
     the Fund's investment adviser, as set forth in the Notice of Special Meeting of Shareholders.

     In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

                 PLEASE SIGN AND DATE ON THE REVERSE SIDE.